UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 20, 2004

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Item 5.	Other Events

A.    News Release

On January 20, 2004, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. REPORTS 2003 YEAREND AND FOURTH QUARTER EARNINGS

HONOLULU—Hawaiian Electric Industries, Inc. (NYSE—HE) today reported 2003 income from continuing operations of $118.0 million, or $3.16 per share, compared with $118.2 million, or $3.26 per share in 2002.

“The Company performed well in 2003,” said Robert F. Clarke, HEI chairman, president and chief executive officer. “Net income for 2003 held steady compared with 2002 although the Company was faced with significant earnings challenges,” said Clarke. “At the utility, increased kilowatthour sales helped offset some of the impact of a $23.9 million increase in its retirement benefits expenses.” On an after-tax basis, the year-over-year increase in retirement benefits expenses at the utility amounted to $14.6 million and for the entire Company it amounted to $16.4 million. “At the bank, earnings matched 2002’s record earnings despite margin compression which squeezed bank net interest income by $3.8 million.” Margin compression resulted from the decline in asset yields from high refinancing volumes and the inability of the bank to reduce its cost of funds at the same rate. “The holding and other companies reduced their net loss from continuing operations by $11.1 million as interest costs were lower, lawsuits were settled and there were no investment writedowns,” added Clarke.

Electric utility net income was $78.9 million in 2003 versus $90.2 million in 2002. “Warmer weather and increases in usage and the number of residential customers contributed to kilowatthour sales growth of 2.4% in 2003,” said Clarke. As the utility focused on capital expenditures to ensure reliability, maintenance expenses were down $1.9 million in 2003 compared with 2002. More than offsetting kilowatthour sales increases and decreased maintenance expenses were year-over-year increases in gross retirement benefits expenses of $23.9 million ($14.6 million, net), an increase in depreciation of $5.1 million and $3.1 million of charges related to a settlement reached in December 2003, relating to the Keahole expansion project on the island of Hawaii.

Bank net income of $56.3 million for 2003 matched 2002’s record earnings of $56.2 million despite margin compression, which started to pressure earnings beginning in September 2002 and continued throughout most of 2003. As a result of margin compression, the interest rate spread was 16 basis points lower at 3.08% in 2003 versus 3.24% in 2002. In the first half of 2003, the bank refinanced certain Federal Home Loan Bank (FHLB) advances to lower interest costs paid and lengthen maturities of outstanding advances, resulting in lower interest expense of $4.6 million for the year.

Loan delinquencies and charge-offs during 2003 were lower, which translated into a $6.7 million lower provision for loan losses compared with 2002. “Asset quality improved across our portfolio in large part due to the strong Hawaii real estate market and strengthening Hawaii economy,” said Clarke. Noninterest income was also higher as the bank sold securities at a $4.1 million gain versus a $0.6 million loss in 2002.

The bank’s general and administrative expenses were $8.4 million higher in 2003 due to increased costs of transforming from a traditional thrift to a full-service community bank, including hiring and training personnel in growing lines of business and increased retirement benefits expenses. The bank’s efficiency ratio—the cost of earning $1 of revenue—for 2003 was 61% compared with 58% for 2002.

The holding and other companies’ net loss was $17.1 million in 2003 versus $28.2 million in 2002. The net loss decreased due to lower interest costs, settlement of lawsuits and no investment writedowns.

Consolidated net income for the fourth quarter was $37.4 million, or $0.99 per share compared with $26.4 million, or $0.72 per share for the fourth quarter of 2002.

Electric utility net income for the fourth quarter was $22.3 million compared with $20.4 million for the same quarter of 2002. Kilowatthour sales were 3.2% higher than in the fourth quarter of 2002, driven up by warmer weather and increases in usage and number of residential customers. Maintenance costs were $4.0 million lower quarter-over-quarter due to the timing and scope of generating unit overhauls compared to 2002, and the utility’s focus on capital expenditures to ensure reliability. Partially offsetting these positives were $3.6 million higher net retirement benefits expenses and $1.3 million higher depreciation expenses in the fourth quarter of 2003, compared with the same quarter of 2002. In addition, the utility recorded two items in the fourth quarter of 2003 that it had not recorded in the fourth quarter of 2002: the previously mentioned $3.1 million Keahole settlement charge and a reduction of a previously recorded charge (third quarter 2003) for a notice of violation from $1.6 million to $0.8 million (not tax deductible) based on a conditional settlement reached with the State of Hawaii. Further information about these settlements is included in the Company’s filings with the Securities and Exchange Commission.

Bank net income for the fourth quarter of 2003 was $14.0 million versus $13.4 million for the fourth quarter of 2002. Net interest income was up $1.0 million for the fourth quarter of 2003 as compared with the same quarter of 2002. In addition, the provision for loan losses was $1.5 million lower in the fourth quarter of 2003 compared with the fourth quarter of 2002, reflecting lower delinquencies and charge-offs in the bank’s loan portfolio. These positives were offset by a decrease in other income.

The holding and other companies’ net income was $1.1 million in the fourth quarter of 2003 versus a net loss of $7.4 million in same quarter of 2002, primarily due to lower interest costs, settlement of lawsuits and no investment writedowns.

HEI strives to provide value to its shareholders, its customers and the Hawaii community through a unique combination of operating companies—a utility and a bank. HEI provides electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

FORWARD-LOOKING STATEMENTS

This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements in this release should be read in conjunction with the “Forward-Looking Statements and Risk Factors” discussion (which is incorporated by reference herein) set forth on page v of HEI’s Form 10-Q for the quarter ended September 30, 2003, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

###

Hawaiian Electric Industries, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2003	2002	2003	2002
Revenues
Electric utility	$353,994	$337,533	$1,396,685	$1,257,176
Bank	89,745	98,622	371,320	399,255
Other	10,482	(452)	13,311	(2,730)

	454,221	435,703	1,781,316	1,653,701

Expenses
Electric utility	307,625	292,723	1,220,120	1,062,220
Bank	66,893	76,845	278,565	306,372
Other	4,912	6,670	19,064	18,676

	379,430	376,238	1,517,749	1,387,268

Operating income (loss)
Electric utility	46,369	44,810	176,565	194,956
Bank	22,852	21,777	92,755	92,883
Other	5,570	(7,122)	(5,753)	(21,406)

	74,791	59,465	263,567	266,433

Interest expense—other than bank	(16,118)	(17,674)	(69,292)	(72,292)
Allowance for borrowed funds used during construction	529	463	1,914	1,855
Preferred stock dividends of subsidiaries	(502)	(502)	(2,006)	(2,006)
Preferred securities distributions of trust subsidiaries	(4,009)	(4,009)	(16,035)	(16,035)
Allowance for equity funds used during construction	1,192	977	4,267	3,954

Income from continuing operations before income taxes	55,883	38,720	182,415	181,909
Income taxes	18,444	12,345	64,367	63,692

Income from continuing operations	37,439	26,375	118,048	118,217
Loss from discontinued operations, net of income taxes	—	—	(3,870)	—

Net income	$37,439	$26,375	$114,178	$118,217

Per common share
Basic earnings (loss)
Continuing operations	$0.99	$0.72	$3.16	$3.26
Discontinued operations	—	—	(0.10)	—

	$0.99	$0.72	$3.06	$3.26

Diluted earnings (loss)
Continuing operations	$0.99	$0.72	$3.15	$3.24
Discontinued operations	—	—	(0.10)	—

	$0.99	$0.72	$3.05	$3.24

Dividends	$0.62	$0.62	$2.48	$2.48

Weighted-average number of common shares outstanding	37,771	36,658	37,348	36,278

Adjusted weighted-average shares	37,936	36,869	37,487	36,477

Income (loss) from continuing operations by segment
Electric utility	$22,339	$20,386	$78,911	$90,205
Bank	13,984	13,410	56,261	56,225
Other	1,116	(7,421)	(17,124)	(28,213)

Income from continuing operations	$37,439	$26,375	$118,048	$118,217

This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI’s Annual Reports on SEC Form 10-K for the years ended December 31, 2002 and 2003 (when filed) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

Hawaiian Electric Company, Inc. (HECO) and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31		Years Ended December 31,
(in thousands)	2003	2002	2003	2002
Operating revenues	$353,257	$336,527	$1,393,038	$1,252,929

Operating expenses
Fuel oil	94,257	91,694	388,560	310,595
Purchased power	94,915	85,711	368,076	326,455
Other operation	40,927	36,337	155,531	131,910
Maintenance	16,838	20,814	64,621	66,541
Depreciation	27,690	26,361	110,560	105,424
Taxes, other than income taxes	33,154	31,349	130,677	120,118
Income taxes	13,310	12,619	50,175	56,729

	321,091	304,885	1,268,200	1,117,772

Operating income	32,166	31,642	124,838	135,157

Other income
Allowance for equity funds used during construction	1,192	977	4,267	3,954
Other, net	1,156	706	1,903	3,141

	2,348	1,683	6,170	7,095

Income before interest and other charges	34,514	33,325	131,008	142,252

Interest and other charges
Interest on long-term debt	9,965	10,290	40,698	40,720
Amortization of net bond premium and expense	511	509	2,131	2,014
Preferred securities distributions of trust subsidiaries	1,919	1,919	7,675	7,675
Other interest charges	(190)	185	1,512	1,498
Allowance for borrowed funds used during construction	(529)	(463)	(1,914)	(1,855)
Preferred stock dividends of subsidiaries	229	229	915	915

	11,905	12,669	51,017	50,967

Income before preferred stock dividends of HECO	22,609	20,656	79,991	91,285
Preferred stock dividends of HECO	270	270	1,080	1,080

Net income for common stock	$22,339	$20,386	$78,911	$90,205

OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)	2,506	2,427	9,775	9,544
Cooling degree days (Oahu)	1,260	1,187	5,010	4,798
Average fuel cost per barrel	$34.72	$33.73	$36.23	$29.10

American Savings Bank, F.S.B. and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three months ended December 31,		Years ended Dcember 31
(in thousands)	2003	2002	2003	2002
Interest and dividend income
Interest and fees on loans	$48,393	$50,782	$198,948	$203,082
Interest on mortgage-related securities	27,320	31,618	107,496	135,252
Interest and dividends on investment securities	1,648	1,917	6,384	7,896

	77,361	84,317	312,828	346,230

Interest expense
Interest on deposit liabilities	12,626	16,300	53,808	73,631
Interest on Federal Home Loan Bank advances	11,213	15,281	48,280	58,608
Interest on securities sold under repurchase agreements	5,177	5,387	21,236	20,643

	29,016	36,968	123,324	152,882

Net interest income	48,345	47,349	189,504	193,348
Provision for loan losses	300	1,750	3,075	9,750

Net interest income after provision for loan losses	48,045	45,599	186,429	183,598

Other income
Fees from other financial services	4,853	5,873	22,817	21,254
Fee income on deposit liabilities	4,714	4,017	16,971	15,734
Fee income on other financial products	2,260	2,416	9,920	10,063
Fee income on loans serviced for others, net	(353)	205	155	(164)
Gain (loss) on sale of securities	—	—	4,085	(640)
Other income	910	1,794	4,544	6,778

	12,384	14,305	58,492	53,025

General and administrative expenses
Compensation and employee benefits	16,094	15,548	65,805	59,594
Occupancy and equipment	7,859	7,699	30,546	30,086
Data processing	2,712	2,939	10,668	11,167
Professional services	1,496	3,626	8,670	9,376
Office supplies, printing and postage	1,199	1,241	4,850	4,746
Communication	1,054	1,004	4,072	3,465
Marketing	1,387	955	3,973	3,967
Other	5,776	5,115	23,582	21,339

	37,577	38,127	152,166	143,740

Income before minority interests and income taxes	22,852	21,777	92,755	92,883
Minority interests	10	42	124	173
Income taxes	7,505	6,972	30,959	31,074

Income before preferred stock dividends	15,337	14,763	61,672	61,636
Preferred stock dividends	1,353	1,353	5,411	5,411

Net income for common stock	$13,984	$13,410	$56,261	$56,225

Interest rate spread (%)	3.16	3.12	3.08	3.24

B.    Pension and other postretirement benefits

For 2002, 2001 and 2000, the realized and unrealized net losses on retirement benefit plan assets were $112 million, $96 million and $31 million, respectively. In contrast, for 2003, the retirement benefit plan assets generated a total return of nearly 25% for realized and unrealized net gains of approximately $154 million. As of December 31, 2003, the market value of the retirement benefit plan assets was $822 million.

Based on various assumptions (e.g., discount rate and expected return on plan assets, which are noted below) and assuming no further changes in retirement benefit plan provisions, HEI’s, consolidated HECO’s and American Savings Bank, F.S.B.’s (ASB’s) accumulated other comprehensive income (AOCI) balance, net of tax benefits, related to the minimum pension liability at December 31, 2003 and 2002 and retirement benefits expense (income), net of income taxes, for 2004 (estimated), 2003 and 2002 were as follows:

Years ended December 31	(Estimated) 2004	2003	2002
	($ in millions)
Consolidated HEI
AOCI balance, net of tax benefits, December 31	NA	$(1.4)	$(5.2)
Retirement benefits expense (income), net of income taxes	$7.4	12.1	(4.3)

Consolidated HECO
AOCI balance, net of tax benefits, December 31	NA	(0.2)	(0.1)
Retirement benefits expense (income), net of income taxes	4.6	8.4	(6.2)

ASB
AOCI balance, net of tax benefits, December 31	NA	(0.2)	(4.1)
Retirement benefits expense, net of income tax benefits	2.0	2.7	1.2

Assumptions
Discount rate, January 1	6.25%	6.75%	7.25%
Expected return on plan assets	9.00%	9.00%	9.00%

NA	Not available.

Contributions to the retirement benefits plans totaled $48 million in 2003.

The 2004 estimated retirement benefits expenses, net of income taxes, are forward looking statements subject to risks and uncertainties, including the impact of plan changes during the year, if any, and the impact of actual information when received (e.g., actual participant demographics as of January 1, 2004).

Item 12. Results of Operations and Financial Condition

The news release dated January 20, 2004 filed under Item 5, “Other Events,” herein is also furnished pursuant to Item 12, “Results of Operations and Financial Condition.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ ERIC K. YEAMAN	/s/ RICHARD A. VON GNECHTEN
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI)	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO)

Date: January 20, 2004	Date: January 20, 2004